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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation by reference of our respective reports (such reports are listed below), with respect to the financial statements of Meridian Industrial Trust, Inc. and the historical combined financial statements of the Merged Trusts, in the Registration Statement and the related Prospectus of Meridian Industrial Trust, Inc. on Form S-3 filed with the Securities and Exchange Commission on or about April 4, 1997. The reports referred to above are as follows:

- Meridian Industrial Trust, Inc. as of December 31, 1996 and 1995 and for the period from May 18, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996; report of independent public accountants dated February 5, 1997.

- Merged Trusts Historical Combined for the period from January 1, 1996 to February 23, 1996, and as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995; report of independent public accountants dated May 27, 1996.


                                                        ARTHUR ANDERSEN LLP



San Francisco, California
April 3, 1997